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Exhibit 5

Office (617) 248-7000	TESTA, HURWITZ & THIBEAULT, LLP 125 HIGH STREET BOSTON, MASSACHUSETTS 02110-2704	Fax (617) 248-7100

July 31, 2003

Advanced Magnetics, Inc.
61 Mooney Street
Cambridge, Massachusetts 02138

  Re:
  Registration Statement on Form S-3
  Relating to 1,308,900 shares of Common Stock

Ladies and Gentlemen:

        We are counsel to Advanced Magnetics, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public by certain stockholders of the Company of up to an aggregate of 1,308,900 shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), comprised of 1,047,120 shares of Common Stock which have been issued to such stockholders (the "Shares") and 261,780 shares of Common Stock issuable to such stockholders (the "Warrant Shares") upon the exercise of warrants to purchase Common Stock issued by the Company to such stockholders on July 2, 2003 pursuant to that certain Securities Purchase Agreement dated as of July 2, 2003 by and among the Company and the parties thereto (the "Warrants").

        We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares and the Warrant Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued, fully paid and nonassessable and that the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

Very truly yours,
/s/ TESTA, HURWITZ & THIBEAULT, LLP TESTA, HURWITZ & THIBEAULT, LLP

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Opinion of Testa, Hurwitz and Thibeault, LLP